Exhibit 99.2

HOSPITALITY PROPERTIES TRUST

First Quarter 2009

Supplemental Operating and Financial Data

All amounts in this report are unaudited.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS SUPPLEMENTAL OPERATING AND FINANCIAL DATA REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

•      OUR MANAGERS’ OR TENANTS’ ABILITY TO PAY RETURNS OR RENT TO US, INCLUDING THE ABILITY OF MARRIOTT INTERNATIONAL INC., OR MARRIOTT, AND BARCELO CRESTLINE corporation, OR CRESTLINE, TO PAY THE FULL AMOUNT OF MINIMUM RETURNS OR RENTS DUE TO US IN THE FUTURE AND OUR ABILITY TO APPLY MARRIOTT’S AND CRESTLINE’S SECURITY DEPOSITS WHICH WE HOLD TO COVER ANY SHORTFALLS;

•      OUR ABILITY TO PAY DISTRIBUTIONS IN THE FUTURE, INCLUDING RESUMPTION OF DISTRIBUTIONS ON OUR COMMON SHARES LATER IN 2009 OR AT ANY FUTURE TIME, THE CONTINUATION OF PAYMENT OF DISTRIBUTIONS ON OUR PREFERRED SHARES, THE AMOUNT OF ANY SUCH DISTRIBUTIONS AND WHETHER ANY SUCH DISTRIBUTIONS WILL BE PAID IN CASH ONLY OR PARTLY IN STOCK; AND, IF PARTLY IN STOCK, THE PROPORTIONS OF CASH VERSUS STOCK COMPONENTS OF SUCH DISTRIBUTIONS;

•      OUR EXPECTATION THAT WE WILL REALIZE SUBSTANTIAL INCOME FOR FINANCIAL REPORTING PURPOSES AND THAT OUR DISTRIBUTIONS TO OUR COMMON SHAREHOLDERS IN 2009 WILL BE AT LEAST EQUAL TO THE MINIMUM AMOUNTS REQUIRED IN ORDER FOR US TO REMAIN A REAL ESTATE INVESTMENT TRUST, OR REIT, FOR FEDERAL TAX PURPOSES;

•      OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL;

•      THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY;

•      OUR ABILITY TO PAY INTEREST AND DEBT PRINCIPAL AND MAKE DISTRIBUTIONS; AND

•      OUR POLICIES AND PLANS REGARDING INVESTMENTS AND FINANCINGS.

OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS INCLUDING;

•      CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS;

•      ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES, TRAVELCENTERS OF AMERICA LLC, OR TA, AND REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND their affiliates;

•      CHANGES IN FEDERAL, STATE AND LOCAL LEGISLATION, GOVERNMENTAL REGULATIONS, ACCOUNTING RULES, TAX LAWS AND similar matters; and

•      ACTS OF TERRORISM, OUTBREAKS OF SO-CALLED PANDEMICS OR OTHER MAN MADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

FOR EXAMPLE:

•      IF THE AVAILABILITY OF DEBT CAPITAL REMAINS RESTRICTED OR BECOMES MORE RESTRICTED, WE MAY BE UNABLE TO REFINANCE OR REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE OR ON TERMS WHICH ARE AS FAVORABLE AS WE NOW HAVE;

•      OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS DEPENDS UPON A NUMBER OF FACTORS AND WE MAY BE UNABLE TO RESUME DISTRIBUTIONS ON OUR COMMON SHARES OR MAINTAIN DISTRIBUTIONS ON OUR PREFERRED SHARES.  IF CAPITAL MARKET CONDITIONS BECOME WORSE OR IF OUR TENANTS AND MANAGERS DO NOT PAY AMOUNTS DUE TO US, WE MAY BECOME UNABLE OR UNWILLING TO RESUME REGULAR QUARTERLY DISTRIBUTIONS TO COMMON SHAREHOLDERS.  ALSO, OUR HISTORICAL RATE OF COMMON SHARE DISTRIBUTIONS MAY NOT BE RESTORED BECAUSE OF CHANGES IN OUR EARNINGS OR OTHER CIRCUMSTANCES;

•      OUR ASSUMPTIONS ABOUT CONTINUING PAYMENTS FROM OUR TENANTS AND MANAGERS MAY PROVE INACCURATE, AND OUR TENANTS AND MANAGERS MAY NOT PAY ALL OF THE AMOUNTS DUE TO US.  MOREOVER, APPLICABLE TAX LAWS MAY PERMIT US TO REMAIN A REIT AND PAY DISTRIBUTIONS LESS THAN WE HAVE HISTORICALLY PAID OR EVEN LESS THAN OUR 2009 INCOME FOR FINANCIAL REPORTING PURPOSES.  RECENT CHANGES IN LAWS, SUCH AS THE DEFERRAL OF CANCELLATION OF DEBT INCOME PERMITTED BY THE 2009 ECONOMIC STIMULUS LAW, AND RECENT INTERNAL REVENUE SERVICE ACTIONS, SUCH AS THE ANNOUNCEMENT WHICH PERMITS REIT QUALIFYING DIVIDENDS TO BE PAID UP TO 90% IN SHARES, MAY PERMIT REITS LIKE US TO RETAIN OUR REIT TAX STATUS WITHOUT PAYING SUBSTANTIAL CASH DISTRIBUTIONS FOR TAXABLE YEARS ENDING ON OR BEFORE DECEMBER 31, 2009.  MOREOVER, THE AMOUNT OF 2009 DISTRIBUTIONS WHICH WE MAY BE REQUIRED TO PAY IN ORDER TO RETAIN OUR REIT TAX STATUS IS CONSIDERABLY LESS THAN THE TOTAL OF OUR HISTORICAL RATE OF QUARTERLY DISTRIBUTIONS FOR THE REMAINDER OF 2009 WOULD HAVE BEEN;

•      HOTEL ROOM DEMAND IS USUALLY A REFLECTION OF THE GENERAL ECONOMIC ACTIVITY IN THE COUNTRY.  IF HOTEL ROOM DEMAND BECOMES FURTHER DEPRESSED DURING THE CURRENT U.S. RECESSION, THE OPERATING RESULTS OF OUR HOTELS MAY DECLINE AND OUR OPERATORS AND TENANTS MAY BE UNABLE TO PAY OUR RETURNS OR RENTS;

•      THE CURRENT U.S. RECESSION MAY CONTINUE FOR LONGER OR BE WORSE THAN WE NOW ANTICIPATE.  SUCH CIRCUMSTANCES MAY FURTHER REDUCE THE DEMAND FOR GOODS AND SERVICES SOLD BY TA AND ADVERSELY IMPACT TA’S ABILITY TO GENERATE THE CASH FLOWS NECESSARY TO PAY OUR RENTS;

•      THE RECENT OUTBREAK OF SWINE FLU IN THE UNITED STATES MAY CAUSE TRAVEL TO DECLINE AND ANY SUCH DECLINE MAY ADVERSELY IMPACT THE FINANCIAL RESULTS AT OUR HOTELS AND THE ABILITY OF OUR TENANTS AND HOTEL OPERATORS TO MAKE REQUIRED PAYMENTS TO US;

•      THE MARRIOTT AND CRESTLINE SECURITY DEPOSITS WHICH WE HOLD ARE NOT IN SEGREGATED CASH ACCOUNTS OR OTHERWISE SEPARATE FROM OUR OTHER ASSETS AND LIABiLITIES.  ACCORDINGLY, ALTHOUGH WE MAY RECORD RECEIPT OF INCOME BY REDUCING OUR SECURITY DEPOSIT LIABILITY, WE WILL NOT RECEIVE ANY CASH PAYMENT.  BECAUSE WE WILL NOT RECEIVE A CASH PAYMENT AND BECAUSE THE AMOUNT OF THE SECURITY DEPOSITS AVAILABLE FOR FUTURE USE IS REDUCED AS WE APPLY SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS, MARRIOTT’S OR CRESTLINE’S FAILURE TO PAY MINIMUM RETURNS OR RENTS DUE TO US MAY REDUCE OUR CASH FLOWS AND OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS;

•      THE PRICE WHICH TA MUST PAY TO PURCHASE DIESEL FUEL AND OTHER PRODUCTS WHICH IT SELLS MAY MATERIALLY INCREASE, AND THESE PRICE INCREASES MAY INCREASE TA’s WORKING CAPITAL REQUIREMENTS MORE THAN CURRENTLY EXPECTED AND REDUCE TA’s ABILITY TO PAY OUR RENTS;

•      FUEL CONSERVATION EFFORTS, AN EXTENDED PERIOD OF LIMITED ACTIVITY IN THE HOUSING DEVELOPMENT INDUSTRY OR A SIGNIFICANT AND PROLONGED DECLINE IN THE IMPORT INTO THE U.S. OF CONSUMER GOODS, MAY EACH AFFECT THE DEMAND FOR TA’S GOODS AND SERVICES AND TA’S ABILITY TO PAY RENTS TO US, INCLUDING DEFERRED AMOUNTS DUE TO US; AND

•                  THIS SUPPLEMENTAL OPERATING AND FINANCIAL DATA REPORT STATES THAT WE HAVE REPURCHASED SOME OF OUR OUTSTANDING DEBT SECURITIES.  THE IMPLICATION OF THESE STATEMENTS MAY BE THAT WE WILL CONTINUE TO REPURCHASE OUR DEBT SECURITIES.  IN FACT, WE HAVE REPURCHASED OUR DEBT SECURITIES ON AN OPPORTUNISTIC BASIS, WHEN OPPORTUNITIES TO DO SO HAVE BEEN AVAILABLE TO US AT PRICES WE BELIEVE ARE ATTRACTIVE AND WHEN WE HAVE HAD AVAILABLE FINANCIAL RESOURCES.  AT OUR DISCRETION, WE MAY ACCELERATE, DELAY, DISCONTINUE OR RESTART MAKING SUCH PURCHASES AT ANY TIME.

THESE RESULTS COULD OCCUR FOR MANY DIFFERENT REASONS, SOME OF WHICH, SUCH AS NATURAL DISASTERS, PANDEMICS OR CHANGES IN OUR MANAGERS OR TENANTS REVENUES OR COSTS, OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY, ARE LARGELY BEYOND OUR CONTROL.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” OF OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2009 AND OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, AS AMENDED.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY APPLICABLE LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CORPORATE INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

COMPANY PROFILE

The Company:	Strategy:

Hospitality Properties Trust, or HPT, is a real estate investment trust, or REIT. As of March 31, 2009, we owned 289 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. At March 31, 2009, our properties were operated by companies under thirteen long term management or lease agreements. We are the only investment grade rated, publicly owned hospitality REIT in the Country and we are currently included in a number of financial indices, including the S&P 400 MidCap Index, the Russell 1000 Index, the MSCI U.S. REIT index, the FTSE EPRA/NAREIT United States index and the S&P REIT Composite index.

Management:

HPT is managed by Reit Management & Research LLC, or RMR. RMR was founded in 1986 to manage public investments in real estate. As of March 31, 2009, RMR managed one of the largest portfolios of publicly owned real estate in North America, including approximately 1,300 properties located in 45 states, Washington, D.C., Puerto Rico and Ontario, Canada. RMR has approximately 580 employees in its headquarters and regional offices located throughout the U.S. In addition to managing HPT, RMR manages HRPT Properties Trust, a publicly traded REIT that primarily owns office buildings and industrial properties, and Senior Housing Properties Trust, or SNH, a publicly traded REIT that primarily owns healthcare properties. RMR also provides management services to Five Star Quality Care, Inc., a healthcare services company which is a tenant of SNH, and TravelCenters of America LLC, or TA, which is our largest tenant. An affiliate of RMR, RMR Advisors, Inc., is the investment manager of several publicly traded mutual funds, the RMR Funds, which principally invest in unaffiliated real estate companies. The public companies managed by RMR and its affiliates had combined total gross assets of approximately $16 billion as of March 31, 2009. We believe that being managed by RMR is a competitive advantage for HPT because RMR provides HPT with a depth of management and experience which may be unequaled in the real estate industry. We also believe RMR is able to provide management services to us at costs that are lower than we would have to pay for similar quality services.

Our business strategy is to maintain and grow an investment portfolio of high quality hotels and travel centers operated by qualified managers. Our properties are managed or leased under long term agreements that provide us cash flows in the form of returns and rents. We also seek to participate in operating improvements at our properties by charging rent increases based upon percentages of gross revenue increases at our leased properties and participating in hotel profits in excess of the minimum returns due to us at our managed hotels. Generally, we prefer to purchase multiple properties in one transaction because we believe a single operating agreement for multiple properties in diverse locations enhances the stability of our cash flows. When we buy individual properties we usually add those properties to a combination lease or management agreement for other properties that we own. We have a conservative capital structure and limit the amount of debt financing we use. We currently do not have any investments in off balance sheets entities.

	Stock Exchange Listing:	Corporate Headquarters:

	New York Stock Exchange	400 Centre Street
Newton, MA 02458
	Trading Symbol:	(t) (617) 964-8389
(f) (617) 969-5730
Common Shares — HPT
Preferred Shares Series B — HPT-B
Preferred Shares Series C — HPT-C

Senior Unsecured Debt Ratings:

Standard & Poor’s — BBB
Moody’s — Baa2

Portfolio Data by Manager (as of 3/31/09):

							Percent
			Percent of			Annualized	of Total
		Number	Number		Percent of	Minimum	Minimum
	Number of	of Rooms/	of Rooms/	Investment	Total	Return /	Return /
Manager	Properties	Suites (1)	Suites (1)	(000s)	Investment	Rent (000s)	Rent

InterContinental	131	20,140	47%	$1,783,672	28%	$153,682	26%
Marriott International	125	17,920	42%	1,587,497	24%	161,562	28%
Hyatt	22	2,725	6%	299,342	5%	21,777	4%
Carlson	11	2,096	5%	202,251	3%	12,920	2%
TA (2)(3)	185	N/A	N/A	2,540,698	40%	230,130	40%
Total	474	42,881	100%	$6,413,460	100%	$580,071	100%

Operating Statistics by Operating Agreement (Q1 2009):

			Annualized	Percent
		Number	Minimum	of Total			RevPAR
	Number of	of Rooms/	Return /	Minimum	Coverage (4)		Change (5)
Operating Agreement	Properties	Suites (1)	Rent (000s)	Return / Rent	Q1	LTM	Q1	LTM

InterContinental (no. 1)	31	3,844	$37,882	7%	0.66x	1.03x	-16.8%	-4.5%
InterContinental (no. 2)	76	9,220	50,000	9%	0.80x	1.25x	-18.7%	-6.0%
InterContinental (no. 3)	14	4,139	44,258	8%	0.69x	1.08x	-19.1%	-7.2%
InterContinental (no. 4)	10	2,937	21,542	3%	0.41x	0.82x	-24.2%	-5.3%
Marriott (no. 1)	53	7,610	58,878	9%	0.85x	1.34x	-21.8%	-10.3%
Marriott (no. 2)	18	2,178	21,165	3%	0.54x	1.05x	-16.3%	-6.3%
Marriott (no. 3)	34	5,020	44,200	8%	0.65x	1.09x	-19.5%	-8.2%
Marriott (no. 4)	19	2,756	28,508	5%	0.88x	1.04x	-22.4%	-8.9%
Marriott (no. 5)	1	356	8,811	2%	0.16x	0.23x	-20.0%	-11.7%
Hyatt	22	2,725	21,777	4%	0.74x	0.98x	-16.2%	10.3%
Carlson	11	2,096	12,920	2%	0.77x	1.20x	-25.9%	-10.3%
TA (no. 1)(2)(3)	145	N/A	163,953	29%	1.12x	1.48x	N/A	N/A
TA (no. 2) (2)	40	N/A	66,177	11%	1.19x	1.57x	N/A	N/A
Total / Average	474	42,881	$580,071	100%			-20.0%	-6.7%

(1)	18 of our TA properties include hotels. The rooms associated with these hotels have been excluded from total number of rooms.
(2)

Effective July 1, 2008, we entered into a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5,000/month of rent under its two leases for the period July 1, 2008 until December 31, 2010. For the quarter ended March 31, 2009, TA deferred $15,000 in rents. TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral.

(3)

The amount of annual minimum rent payable to us under TA agreement no. 1 is scheduled to increase to $167,641, $172,605 and $177,672 in 2010, 2011 and 2012, respectively. These represent contractual rent amounts and do not reflect the impact of any rent deferrals (see note 2).

(4)

We define coverage as combined total property sales minus all property level expenses which are not subordinated to minimum payments to us and the required FF&E reserve contributions, divided by the minimum return or minimum rent payments due to us. For some combinations, amounts have been calculated using data for periods prior to our ownership of certain properties and prior to commencement of our operating agreements. TA rent coverage ratios have been calculated based upon the contractual rent amounts and do not reflect the impact of any rent deferrals (see Note 2).

(5)	We define RevPAR as hotel room revenue per day per available room. RevPar change is the RevPar percentage change in the periods ending March 31, 2009 over the comparable year earlier periods.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

INVESTOR INFORMATION

Board of Trustees

Barry M. Portnoy	Adam D. Portnoy
Managing Trustee	Managing Trustee

Bruce M. Gans, M.D.	William A. Lamkin
Independent Trustee	Independent Trustee

John L. Harrington
Independent Trustee

Senior Management

John G. Murray	Mark L. Kleifges
President and Chief Operating Officer	Treasurer and Chief Financial Officer

Ethan S. Bornstein
Senior Vice President

Contact Information

Investor Relations	Inquiries
Hospitality Properties Trust	Financial inquiries should be directed to Mark L. Kleifges,
400 Centre Street	Treasurer and Chief Financial Officer, at (617) 964-8389
Newton, MA 02458	or mkleifges@reitmr.com.
(t) (617) 964-8389
(f) (617) 969-5730	Investor and media inquiries should be directed to
(email) info@hptreit.com	Timothy A. Bonang, Director of Investor Relations, at
(website) www.hptreit.com	(617) 796-8232 or tbonang@hptreit.com, or Carlynn Finn,
Manager of Investor Relations at (617) 796-8232
or cfinn@hptreit.com

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

RESEARCH COVERAGE

Equity Research Coverage

Keefe, Bruyette & Woods	Stifel, Nicolaus
Smedes Rose	Rod Petrik
(212) 887-3696	(410) 454-4131

Morgan Keegan	UBS
Napoleon Overton	William Truelove
(901) 579-4865	(212) 713-8825

RBC	Wachovia Securities
Mike Salinsky	Jeffrey Donnelly
(216) 378-7627	(617) 603-4262

Debt Research Coverage

Credit Suisse	UBS
John Giordano	Michael Dimler
(212) 538-4935	(203) 719-3841

Wachovia Securities
Thierry Perrein
(704) 715-8455

Rating Agencies

Moody’s Investors Service	Standard and Poor’s
Maria Maslovsky	Beth Campbell
(212) 553-4831	(212) 438-2415

HPT is followed by the analysts and its publicly held debt is rated by the rating agencies listed above.  Please note that any opinions, estimates or forecasts regarding HPT’s performance made by these analysts or agencies do not represent opinions, forecasts or predictions of HPT or its management.  HPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

FINANCIAL INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

KEY FINANCIAL DATA
(amounts in thousands, except per share data)

	As of and For the Three Months Ended (1)
	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008

Shares Outstanding:
Common shares outstanding (at end of period)	93,993	93,992	93,982	93,951	93,893
Weighted average common shares outstanding - basic and diluted (2)	93,992	93,984	93,954	93,942	93,893

Common Share Data:
Price at end of period	$12.00	$14.87	$20.52	$24.46	$34.02
High during period	$15.11	$19.54	$24.80	$34.03	$36.98
Low during period	$9.09	$7.20	$18.87	$24.46	$30.40
Annualized dividends declared per share (3)	N/A	$3.08	$3.08	$3.08	$3.08
Annualized dividend yield (at end of period) (3)	N/A	20.7%	15.0%	12.6%	9.1%

Book Capitalization:
Total debt	$2,675,783	$2,639,060	$2,647,758	$2,639,488	$2,632,247
Plus: total shareholders’ equity	2,608,921	2,628,427	2,656,247	2,697,927	2,795,283
Total book capitalization	$5,284,704	$5,267,487	$5,304,005	$5,337,415	$5,427,530
Total debt / total book capitalization	50.6%	50.1%	49.9%	49.5%	48.5%

Selected Balance Sheet Data:
Total assets	$5,554,934	$5,572,737	$5,592,302	$5,638,988	$5,709,208
Total liabilities	$2,946,013	$2,944,310	$2,936,054	$2,941,061	$2,913,925
Real estate, at cost	$6,426,100	$6,407,884	$6,366,284	$6,351,168	$6,264,855
Total debt / real estate, at cost	41.6%	41.2%	41.6%	41.6%	42.0%

Market Capitalization:
Total debt (book value)	$2,675,783	$2,639,060	$2,647,758	$2,639,488	$2,632,247
Plus: market value of preferred shares (at end of period)	197,897	219,718	206,965	293,808	331,157
Plus: market value of common shares (at end of period)	1,127,916	1,397,661	1,928,511	2,298,041	3,194,240
Total market capitalization	$4,001,596	$4,256,439	$4,783,234	$5,231,337	$6,157,644
Total debt / total market capitalization	66.9%	62.0%	55.4%	50.5%	42.7%

Selected Income Statement Data:
Total revenues	$254,343	$282,137	$312,583	$338,775	$319,179
EBITDA (4)(7)	$133,965	$132,768	$144,200	$141,963	$156,371
Net income available for common shareholders (5)(6)(7)(8)	$53,613	$44,990	$30,481	$(26,944)	$45,929
Funds from operations (FFO) available for common shareholders (6)(7)(9)	$89,581	$85,766	$97,324	$95,096	$108,547
Common distributions declared (3)	N/A	$72,374	$72,366	$72,342	$72,298

Per Share Data:
Net income available for common shareholders (5)(6)(7)(8)	$0.57	$0.48	$0.32	$(0.29)	$0.49
FFO available for common shareholders (6)(7)(9)	$0.95	$0.91	$1.04	$1.01	$1.16
Common distributions declared (3)	N/A	$0.77	$0.77	$0.77	$0.77
FFO payout ratio	N/A	84.6%	74.0%	76.2%	66.4%

Coverage Ratios:
EBITDA (4) / interest expense	3.7x	3.4x	3.7x	3.6x	3.9x
EBITDA (4) / interest expense and preferred distributions	3.0x	2.9x	3.1x	3.1x	3.3x

(1)

All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1. The implementation of FSP 14-1 resulted in non-cash interest expense for the three months ended March 31, 2009 and 2008 of $2,438, or $.02 per share, and $2,357, or $0.03 per share, respectively. The unamortized note discount was $21,396 and $29,228 at March 31, 2009 and December 31, 2008, respectively, and the equity component was $43,622 and $43,770 at March 31, 2009 and December 31, 2008, respectively.

(2)	We had no outstanding dilutive common share equivalents during the periods presented.
(3)

On April 8, 2009, we announced that as a result of current conditions in the capital markets, we had suspended our regular quarterly common dividend for the remainder of 2009. During the fourth quarter of 2009, we expect to re-evaluate capital market conditions and our own earnings in order to determine what amount of common share dividends will be paid in 2009. At that time we will also determine if our common dividend will be paid in cash or a combination of cash and common shares. We expect that our dividends to common shareholders in 2009 will be at least equal to the minimum amounts required in order for us to remain a real estate investment trust for federal tax purposes.

(4)	See page 16 for our calculation of EBITDA.
(5)

Includes for the quarter ended June 30, 2008, a $53,225, or a $0.57 per share, non-cash loss on impairment related to the writedown of certain intangible assets arising from our acquisition of TA to their estimated fair value.

(6)

Includes for each of the quarters ended September 30, 2008, December 31, 2008 and March 31, 2009, a $15,000, or $0.16 per share, rent deferral by TA. We have not recognized the deferred rent as revenue due to uncertainties regarding its payment by TA in the future.

(7)	Includes for the quarter ended June 30, 2008, $19,613, or a $0.21 per share, reserve for the straight line rent receivable relating to our TA No 1. lease.
(8)	Includes for the quarter ended March 31, 2009, $26,555, or a $0.28 per share, gain on extinguishment of debt relating to our 3.8% convertible senior notes.
(9)	See page 17 for our calculation of FFO.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

CONSOLIDATED BALANCE SHEET
(dollars in thousands, except share data)

	March 31, 2009	December 31, 2008

ASSETS

Real estate properties, at cost:
Land	$1,392,591	$1,392,614
Buildings, improvements and equipment	5,033,509	5,015,270
	6,426,100	6,407,884
Accumulated depreciation	(1,112,431)	(1,060,203)
	5,313,669	5,347,681
Cash and cash equivalents	11,796	22,450
Restricted cash (FF&E reserve escrow)	25,014	32,026
Other assets, net	204,455	170,580
	$5,554,934	$5,572,737

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$546,000	$396,000
Senior notes, net of discounts	1,693,972	1,693,730
Convertible senior notes, net of discount (1)	432,274	545,772
Mortgage payable	3,537	3,558
Security deposits	169,402	169,406
Accounts payable and other liabilities	93,149	128,078
Due to affiliates	2,925	3,012
Dividends payable	4,754	4,754
Total liabilities	2,946,013	2,944,310

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value;
100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable;
3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable;
12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $0.01 par value;
150,000,000 shares authorized; 93,992,635 and 93,991,635 shares issued and outstanding, respectively	940	940
Additional paid-in capital (1)	3,093,691	3,093,827
Accumulated other comprehensive loss	(1,120)	(511)
Cumulative net income	1,888,904	1,827,821
Cumulative preferred distributions	(131,111)	(123,641)
Cumulative common distributions	(2,632,522)	(2,560,148)
Total shareholders’ equity	2,608,921	2,628,427
	$5,554,934	$5,572,737

(1)

All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1. The unamortized note discount was $21,396 and $29,228 at March 31, 2009 and December 31, 2008, respectively, and the equity component was $43,622 and $43,770 at March 31, 2009 and December 31, 2008, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)

	For the Three Months Ended
	3/31/2009	3/31/2008

Revenues:
Hotel operating revenues (1)	$175,701	$222,440
Minimum rent (1)(2)	73,791	89,956
FF&E reserve income (3)	4,803	6,183
Interest income	48	600
Total revenues	254,343	319,179

Expenses:
Hotel operating expenses	111,454	156,376
Interest (including amortization of deferred financing costs and debt discounts of $3,357 and $3,397, respectively) (4)	36,541	39,926
Depreciation and amortization	61,848	58,251
General and administrative	9,599	11,444
Total expenses	219,442	265,997

Income before gain on extinguishment of debt, gain on sale of real estate and income taxes	34,901	53,182
Gain on extinguishment of debt (5)	26,555	-
Gain on sale of real estate, net (6)	-	645
Income before income taxes	61,456	53,827
Income tax expense	(373)	(428)

Net income	61,083	53,399

Preferred distributions	(7,470)	(7,470)
Net income available for common shareholders	$53,613	$45,929

Weighted average common shares outstanding	93,992	93,893

Basic and diluted net income per common share:
Net income available for common shareholders	$0.57	$0.49

See notes to consolidated statement of income on page 14.

Hospitality Properties Trust Supplemental Operating and Financial Data March 31, 2009 NOTES TO CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)

(1)

At March 31, 2009, each of our our 289 hotels are included in one of eleven operating agreements of hotels of which 197 are leased to one of our taxable REIT subsidiaries and managed by independent hotel operating companies and 92 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statement of income includes hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers.

(2)

During the three months ended March 31, 2009, TA elected to defer $15,000, or $0.16 per share, of rents under the previously announced rent deferral agreement. We have not recognized the deferred rent as revenue due to uncertainties regarding its payment by TA.

(3)

Various percentages of total sales at most of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. We own all the FF&E escrows for our hotels. We report deposits by our third party tenants into the escrow accounts as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(4)

All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1. The implementation of FSP 14-1 resulted in non-cash interest expense for the three months ended March 31, 2009 and 2008 of $2,438, or $.02 per share, and $2,357, or $0.03 per share, respectively.

(5)

During the first quarter of 2009, we recorded a $26,555, or $0.28 per share, gain on the extinguishment of debt relating to the repurchase of our 3.8% convertible senior notes, net of unamortized discounts and issuance costs.

(6)	During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645.

Hospitality Properties Trust
Supplemental Operating and Financial Data
March 31, 2009

CONSOLIDATED STATEMENT OF CASH FLOWS (1)
(in thousands)

	For the Three Months Ended
	3/31/2009	3/31/2008

Cash flows from operating activities:
Net income	$61,083	$53,399
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	61,848	58,251
Amortization of deferred financing costs and debt discounts as interest	3,367	3,397
Straight line rental income	-	(3,794)
Other non-cash (income) expense, net	(729)	(781)
FF&E reserve income and deposits	(12,379)	(16,230)
Gain on extinguishment of debt	(26,555)	-
Gain on sale of real estate, net	-	(645)
Change in assets and liabilities:
Increase in other assets	(1,172)	(2,998)
Decrease in accounts payable and other	(29,732)	(35,867)
(Decrease) increase in due to affiliate	(87)	1,616
Cash provided by operating activities	55,644	56,348

Cash flows from investing activities:
Real estate acquisitions	(3,016)	(45,877)
FF&E reserve fundings	(45,921)	(20,235)
Net proceeds from sale of real estate	-	7,644
Cash used in investing activities	(48,937)	(58,468)

Cash flows from financing activities:
Repurchase of convertible senior notes	(87,517)	-
Repayment of senior notes	-	(150,000)
Draws on revolving credit facility	185,000	303,000
Repayments of revolving credit facility	(35,000)	(65,000)
Deferred financing costs incurred	-	(27)
Distributions to preferred shareholders	(7,470)	(7,470)
Distributions to common shareholders	(72,374)	(72,297)
Cash (used in) provided by financing activities	(17,361)	8,206

(Decrease) increase in cash and cash equivalents	(10,654)	6,086
Cash and cash equivalents at beginning of period	22,450	23,401
Cash and cash equivalents at end of period	$11,796	$29,487

Supplemental cash flow information:
Cash paid for interest	$56,388	$58,696
Cash paid for income taxes	130	170

Non cash investing activities:
Property managers’ deposits in FF&E reserve	$11,675	$19,496
Property managers’ purchases with FF&E reserve	(28,555)	(22,396)

(1)

All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1. The implementation of FSP 14-1 resulted in non-cash interest expense for the three months ended March 31, 2009 and 2008 of $2,438, or $.02 per share, and $2,357, or $0.03 per share, respectively.

Hospitality Properties Trust
Supplemental Operating and Financial Data
March 31, 2009

CALCULATION OF EBITDA
(in thousands)

		For the Three Months Ended
		3/31/2009	3/31/2008

Net income (1)(2)		$61,083	$53,399
Plus:	Interest expense	36,541	39,926
	Depreciation and amortization	61,848	58,251
	Deferred percentage rent (3)	675	1,552
	Deferred additional returns (4)	-	3,460
	Income taxes	373	428
Less:	Gain on sale of real estate (5)	-	(645)
	Gain on extinguishment of debt (6)	(26,555)	-
EBITDA		$133,965	$156,371

(1)

All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1. The implementation of FSP 14-1 resulted in non-cash interest expense for the three months ended March 31, 2009 and 2008 of $2,438, or $.02 per share, and $2,357, or $0.03 per share, respectively.

(2)

Net income for the three months ended March 31, 2009 is reduced by a $15,000 rent deferral by TA. We have not recognized the deferred rent as revenue due to uncertainties regarding its payment by TA in the future.

(3)

In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of EBITDA for each quarter of the year. The fourth quarter EBITDA calculation excludes the amounts recognized during the first three quarters.

(4)

Our share of the operating results of our managed hotels in excess of the minimum returns due to us, or additional returns, is generally determined based upon annual calculations. We recognize additional returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of EBITDA for each quarter of the year. The fourth quarter EBITDA calculation excludes the amounts recognized during the first three quarters.

(5)	During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645.
(6)	During the first quarter of 2009, we recorded a $26,555, or $0.28 per share, gain on the extinguishment of debt relating to the repurchase of our 3.8% convertible senior notes.

We compute EBITDA, or earnings before interest, taxes, depreciation and amortization, as net income plus interest expense, depreciation and amortization expense, income tax expense, deferred percentage rent, deferred additional returns less gain on extinguishment of debt and gain on sale of real estate.  Other companies may calculate EBITDA differently than we do.  We consider EBITDA to be an appropriate measure of our performance, along with net income and cash flow from operating, investing and financing activities. We believe EBITDA provides useful information to investors because by excluding the effects of certain historical costs, such as interest and depreciation and amortization expense, EBITDA can facilitate a comparison of our current operating performance with our past operating performances and of operating performances among REITs. EBITDA does not represent cash generated by operating activities in accordance with  generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

Hospitality Properties Trust
Supplemental Operating and Financial Data
March 31, 2009

CALCULATION OF FUNDS FROM OPERATIONS (FFO)
(in thousands, except per share data)

		For the Three Months Ended
		3/31/2009	3/31/2008

Net income available for common shareholders (1)(2)		$53,613	$45,929
Plus:	Depreciation and amortization	61,848	58,251
	Deferred percentage rent (3)	675	1,552
	Deferred additional returns (4)	-	3,460
Less:	Gain on extinguishment of debt (5)	(26,555)	-
	Gain on sale of real estate (6)	-	(645)
FFO available for common shareholders		$89,581	$108,547

Weighted average shares outstanding		93,992	93,893

Net income available for common shareholders per share		$0.57	$0.49
FFO available for common shareholders per share		$0.95	$1.16

(1)

All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1. The implementation of FSP 14-1 resulted in non-cash interest expense for the three months ended March 31, 2009 and 2008 of $2,438, or $.02 per share, and $2,357, or $0.03 per share, respectively.

(2)

Net income for the three months ended March 31, 2009 is reduced by a $15,000, rent deferral by TA. We have not recognized the deferred rent as revenue due to uncertainties regarding its payment by TA in the future.

(3)

In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(4)

Our share of the operating results of our managed hotels in excess of the minimum returns due to us, or additional returns, is generally determined based upon annual calculations. We recognize additional returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(5)	During the first quarter of 2009, we recorded a $26,555, or $0.28 per share, gain on the extinguishment of debt relating to the repurchase of our 3.8% convertible senior notes.
(6)	During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645.

We compute FFO as shown in the calculation above. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include acquisition costs, if any, deferred percentage rent (see Note 3) and deferred additional returns (see Note 4) and  exclude gain on extinguishment of debt (see Note 5).  We consider FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, FFO can facilitate a comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

SEGMENT INFORMATION (1)

(in thousands)

	For the Three Months Ended March 31, 2009
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$175,701	$-	$-	$175,701
Minimum rent	31,593	42,198	-	73,791
FF&E reserve income	4,803	-	-	4,803
Interest income	-	-	48	48
Total revenues	212,097	42,198	48	254,343
Hotel operating expenses	(111,454)	-	-	(111,454)
Operating income	100,643	42,198	48	142,889

Interest expense	-	-	36,541	36,541
Depreciation and amortization expense	40,409	21,439	-	61,848
General and administrative expense	-	-	9,599	9,599
Total expenses	40,409	21,439	46,140	107,988

Income (loss) before gain on extinguishment of debt and income taxes	60,234	20,759	(46,092)	34,901
Gain on extinguishment of debt	-	-	26,555	26,555
Income (loss) before income taxes	60,234	20,759	(19,537)	61,456
Income tax expense	-	-	(373)	(373)

Net income (loss)	$60,234	$20,759	$(19,910)	$61,083

Total assets	$3,195,529	$2,331,011	$28,394	$5,554,934

	For the Three Months Ended March 31, 2008
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$222,440	$-	$-	$222,440
Minimum rent	30,890	59,066	-	89,956
FF&E reserve income	6,183	-	-	6,183
Interest income	-	-	600	600
Total revenues	259,513	59,066	600	319,179
Hotel operating expenses	(156,376)	-	-	(156,376)
Operating income	103,137	59,066	600	162,803

Interest expense	-	-	39,926	39,926
Depreciation and amortization expense	38,428	19,823	-	58,251
General and administrative expense	-	-	11,444	11,444
Total expenses	38,428	19,823	51,370	109,621

Income (loss) before gain on sale of real estate and income taxes	64,709	39,243	(50,770)	53,182
Gain on sale of real estate	645	-	-	645
Income (loss) before income taxes	65,354	39,243	(50,770)	53,827
Income tax expense	-	-	(428)	(428)

Net income (loss)	$65,354	$39,243	$(51,198)	$53,399

Total assets	$3,246,441	$2,408,652	$54,115	$5,709,208

(1)  All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1. The implementation of FSP 14-1 resulted in non-cash interest expense for the three months ended March 31, 2009 and 2008 of $2,438, or $.02 per share, and $2,357, or $0.03 per share, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

DEBT SUMMARY

(dollars in thousands)

	Interest	Principal		Maturity		Years to
	Rate	Balance		Date		Maturity

Secured Fixed Rate Debt:

Mortgage - secured by one hotel in Overland Park, KS	8.300%	$3,537		07/01/11		2.3

Unsecured Debt:

Unsecured Floating Rate Debt:
Revolving credit facility (LIBOR + 55 bps) (1)	1.080%	$546,000		10/24/10		1.6

Unsecured Fixed Rate Debt:
Senior notes due 2010	9.125%	$50,000		07/15/10		1.3
Senior notes due 2012	6.850%	125,000	(2)	07/15/12		3.3
Senior notes due 2013	6.750%	300,000	(3)	02/15/13		3.9
Senior notes due 2015	5.125%	300,000	(4)	02/15/15		5.9
Senior notes due 2016	6.300%	275,000		06/15/16		7.2
Senior notes due 2017	5.625%	300,000		03/15/17		8.0
Senior notes due 2018	6.700%	350,000		01/15/18		8.8
Convertible senior notes due 2027	3.800%	453,670	(5)	03/15/27	(6)	18.0
Total / weighted average unsecured fixed rate debt	5.741%	$2,153,670				8.8

Weighted average secured fixed rate debt / total	8.300%	$3,537				2.3
Weighted average unsecured floating rate debt / total	1.080%	546,000				1.6
Weighted average unsecured fixed rate debt / total	5.741%	2,153,670				8.8
Weighted average debt / total	4.803%	$2,703,207				7.4

(1)

Represents amounts outstanding on our $750 million revolving credit facility at March 31, 2009.  Subject to certain conditions, at our option, this facility’s maturity date can be extended to October 24, 2011 upon our payment of a fee.  Interest rate is as of March 31, 2009.

(2)	In April and May of 2009, we repurchased $24.2 million of our 6.85% senior notes at a total cost of $20.6 million, excluding accrued interest, using borrowings under our revolving credit facility.

(3)	In April 2009, we repurchased $13.0 million of our 6.75% senior notes at a total cost of $10.4 million, excluding accrued interest, using borrowings under our revolving credit facility.

(4)	In April 2009, we repurchased $20.0 million of our 5.125% senior notes at a total cost of $14.2 million, excluding accrued interest, using borrowings under our revolving credit facility.

(5)

During the first quarter of 2009, we repurchased $121.3 million of our convertible senior notes at a total cost of $87.5 million, excluding accrued interest, using borrowings under our revolving credit facility.

(6)

The convertible senior notes are convertible if certain conditions are met (including certain changes in control) into cash equal to the principal amount of the notes and, to the extent the market price of our common shares exceeds the initial exchange price of $50.50 per share, subject to adjustment, either cash or our common shares at our option with a value based on such excess amount. Holders of our convertible senior notes may require us to repurchase all or a portion of the notes on March 20, 2012, March 15, 2017, and March 15, 2022, or upon the occurrence of certain change in control events prior to March 20, 2012.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

DEBT MATURITY SCHEDULE

(dollars in thousands)

	Scheduled Principal Payments During Period

	Secured	Unsecured		Unsecured
	Fixed Rate	Floating		Fixed
Year	Debt	Rate Debt		Rate Debt		Total
2009	$63	$-		$-		$63
2010	91	546,000	(1)	50,000		596,091
2011	3,383	-		-		3,383
2012	-	-		125,000	(2)	125,000
2013	-	-		300,000	(3)	300,000
2014	-	-		-		-
2015	-	-		300,000	(4)	300,000
2016	-	-		275,000		275,000
2017	-	-		300,000		300,000
2018	-	-		350,000		350,000
2027	-	-		453,670	(5)(6)	453,670
	$3,537	$546,000		$2,153,670		$2,703,207

(1)

Represents amounts outstanding on our $750 million revolving credit facility at March 31, 2009. Subject to certain conditions, at our option, this facility’s maturity date can be extended to October 24, 2011 upon our payment of a fee.

(2)	In April and May of 2009, we repurchased $24.2 million of our 6.85% senior notes at a total cost of $20.6 million, excluding accrued interest, using borrowings under our revolving credit facility.

(3)	In April 2009, we repurchased $13.0 million of our 6.75% senior notes at a total cost of $10.4 million, excluding accrued interest, using borrowings under our revolving credit facility.

(4)	In April 2009, we repurchased $20.0 million of our 5.125% senior notes at a total cost of $14.2 million, excluding accrued interest, using borrowings under our revolving credit facility.

(5)

The convertible senior notes are convertible if certain conditions are met (including certain changes in control) into cash equal to the principal amount of the notes and, to the extent the market price of our common shares exceeds the initial exchange price of $50.50 per share, subject to adjustment, either cash or our common shares at our option with a value based on such excess amount. Holders of our convertible senior notes may require us to repurchase all or a portion of the notes on March 20, 2012, March 15, 2017, and March 15, 2022, or upon the occurrence of certain change in control events prior to March 20, 2012.

(6)

During the first quarter of 2009, we repurchased $121.3 million of our convertible senior notes at a total cost of $87.5 million, excluding accrued interest, using borrowings under our revolving credit facility.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended
	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Leverage Ratios:

Total debt / total assets	48.2%	47.4%	47.3%	46.8%	46.1%
Total debt / real estate assets, at cost	41.6%	41.2%	41.6%	41.6%	42.0%
Total debt / total book capitalization	50.6%	50.1%	49.9%	49.5%	48.5%
Total debt / total market capitalization	66.9%	62.0%	55.4%	50.5%	42.7%
Secured debt / total assets	0.1%	0.1%	0.1%	0.1%	0.1%
Variable rate debt / total debt	20.4%	15.0%	15.4%	15.2%	15.0%

Coverage Ratios:

EBITDA (1) / interest expense (2)	3.7x	3.4x	3.7x	3.6x	3.9x
EBITDA (1) / interest expense and preferred distributions (2)	3.0x	2.9x	3.1x	3.1x	3.3x

Public Debt Covenants: (3)

Total debt / adjusted total assets - allowable maximum 60.0%	41.4%	41.2%	41.7%	41.7%	41.9%
Secured debt / adjusted total assets - allowable maximum 40.0%	0.1%	0.1%	0.1%	0.1%	0.1%
Consolidated income available for debt service / debt service - required minimum 1.50x	3.63x	3.93x	3.41x	3.23x	3.69x
Total unencumbered assets to unsecured debt - required minimum 150% / 200%	241.4%	242.8%	240.2%	240.2%	238.6%

(1)	See page 16 for our calculation of EBITDA.

(2)

All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1. Interest expense includes additional non-cash interest of $2,348, $2,473, $2,434, $2,396 and $2,357 for the three months ending March 31, 2009, December 31, September 30, June 30 and March 31 2008, respectively, resulting from the adoption of FSP 14-1.

(3)

Adjusted total assets and unencumbered assets include original cost of real estate assets and acquisition costs less impairment write downs and exclude depreciation and amortization, accounts receivable and intangible assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, gains and losses on sales of property and amortization of deferred charges. Debt service excludes non-cash interest expense reulsting from the adoption of FSP 14-1.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

FF&E RESERVE ESCROWS (1)

(dollars in thousands)

	As of and For the Three Months Ended
HPT Owned:	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008

FF&E reserves (beginning of period)	$ 32,026	$ 37,485	$ 37,003	$ 45,469	$ 28,134
Manager deposits	11,675	17,286	18,732	16,246	19,496
HPT fundings (2):
Carlson	-	-	-	125	172
Marriott	5,022	4,881	829	5,431	9,772
Hyatt	-	-	1,000	1,500	600
InterContinental	4,846	-	-	-	9,691
Hotel improvements	(28,555)	(27,626)	(20,079)	(31,768)	(22,396)
FF&E reserves (end of period)	$ 25,014	$ 32,026	$ 37,485	$ 37,003	$ 45,469

(1)

Generally, each of our hotel operating agreements require the deposit of a percentage of gross hotel revenues into escrows to fund periodic hotel renovations, or FF&E reserves. For recently built or renovated hotels, this requirement may be deferred for a period. We own all the FF&E reserve escrows for our hotels.

(2)

Represents FF&E reserve deposits not funded by hotel operations, but separately funded by us. The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves. To the extent we make such fundings, our annual minimum returns or rent generally increases by a percentage of the amounts we fund.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

2009 ACQUISITIONS AND DISPOSITIONS INFORMATION

(dollars in thousands)

2009 ACQUISITIONS (through 3/31/2009):

				Number			Purchase
Date				of Rooms	Operating	Purchase	Price per
Acquired	Properties	Brand	Location	/ Suites	Agreement	Price	Room / Suite

There were no acquisitions during the three months ended March 31, 2009.

2009 DISPOSITIONS (through 3/31/09):

				Number			Sales
Date				of Rooms	Operating	Sales	Price per
Disposed	Properties	Brand	Location	/ Suites	Agreement	Price	Room / Suite

There were no dispositions during the three months ended March 31, 2009.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

2009 FINANCING ACTIVITIES

(share amounts and dollars in thousands)

For the Three Months Ended
3/31/2009

Debt Transactions: (1)
New debt raised	$-
Total new debt	-

Debt repurchased and retired (2)	(121,330)
Net debt	$(121,330)

Equity Transactions:
New common shares issued	-
New common equity raised, net	$-

New preferred shares issued	-
New preferred equity raised, net	$-
Total new equity	$-

(1)                  Excludes drawings and repayments under our revolving credit facility.

(2)                  During the first quarter of 2009, we repurchased $121.3 million face amount of our convertible senior notes at a total cost of $87.5 million, excluding accrued interest, using borrowings under our revolving credit facility.  For financial reporting purposes, the carrying value of the notes repurchased were net of unamortized issuance costs of $1,553 and unamortized discounts of $5,853 resulting from the adoption of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”.

OPERATING AGREEMENTS

AND PORTFOLIO INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

SUMMARY OF OPERATING AGREEMENTS

(dollars in thousands)

Operating Agreement	Marriott (no. 1)	Marriott (no. 2)	Marriott (no. 3)	Marriott (no. 4)	Marriott (no. 5)	InterContinental (no. 1)	InterContinental (no. 2)

Number of Properties	53	18	34	19	1	31	76

Number of Rooms / Suites	7,610	2,178	5,020	2,756	356	3,844	9,220

Property Brands	Courtyard by Marriott®	Residence Inn by Marriott®	Marriott® / Residence Inn by Marriott® / Courtyard by Marriott® / TownePlace Suites by Marriott® / SpringHill Suites by Marriott®	Residence Inn by Marriott® / Courtyard by Marriott® / TownePlace Suites by Marriott® / SpringHill Suites by Marriott®	Marriott®	Staybridge Suites®	Candlewood Suites®

Number of States	24	14	14	14	1	16	29

Manager	Subsidiary of Marriott International	Subsidiary of Marriott International	Subsidiaries of Marriott International	Subsidiaries of Marriott International	Subsidiary of Marriott International	Subsidiary of InterContinental	Subsidiary of InterContinental

Tenant	Subsidiary of Host Hotels & Resorts Subleased to Subsidiary of Barcelo Crestline	Subsidiary of Host Hotels & Resorts Subleased to Subsidiary of Barcelo Crestline	Our TRS	Subsidiary of Barcelo Crestline	Subsidiary of Marriott International	Our TRS	Our TRS

Investment at March 31, 2009 (1)	$590,160	$211,836	$427,544	$274,222	$83,735	$436,708	$589,405

End of Current Term	2012	2010	2019	2015	2019	2031	2028

Renewal Options (2)	3 for 12 years each	(3)	2 for 15 years each	2 for 10 years each	4 for 15 years each	2 for 12.5 years each	2 for 15 years each

Annual Minimum Return / Minimum Rent	$58,878	$21,165	$44,200	$28,508	$8,811	$37,882	$50,000

Additional Return (4)	--	--	$711	--	--	--	$10,000

Percentage Return / Rent (5)	5% of revenues above 1994/95 revenues	7.5% of revenues above 1996 revenues	7% of revenues above 2000/01 revenues	7% of revenues above 1999/2000 revenues	CPI based calculation	7.5 %of revenues above 2004/06/08 revenues	7.5% of revenues above 2006/07 revenues

Security Deposit	$50,540	$17,220	$36,204 (6)	28,508 (7)	--	$36,872 (8)	--

Other Security Features	HPT controlled lockbox with minimum balance maintenance requirement; subtenant and subtenant parent minimum net worth requirement	HPT controlled lockbox with minimum balance maintenance requirement; subtenant and subtenant parent minimum net worth requirement		Tenant minimum net worth requirement	Marriott guarantee; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement

(1)	Excludes expenditures made from FF&E reserves funded from hotel operations, but includes amounts funded by us separately.
(2)	Renewal options may be exercised by the manager or tenant for all, but not less than all, of the properties within each combination.
(3)

On November 13, 2008, we were notified by the tenant that it will not exercise its renewal option at the end of the current lease term. Upon expiration of the agreement, we expect to lease these hotels one of our these to TRSs and the hotel brands and management agreement with Marriott are currently not expected to change.

(4)

These management agreements provide for annual additional return payments in the amount listed, to the extent of available cash flow after payment of operating costs, funding of the FF&E reserve, payment of our minimum return and payment of certain management fees.  These amounts are generally not guaranteed or secured by deposits.

(5)	Each management contract or lease provides for payment to us of a percentage of increases in total property sales over a base year level as additional return or rent.
(6)

Marriott’s payment due on March 27, 2009, for this agreement was deficient in the amount of $838.  On April 9, 2009, we applied $838 of this deposit to cover  the minimum return deficiency.  On April 24, 2009, we did not receive the $3,409 payment due from Marriott under this agreement.  On May 7, 2009, we applied $3,409 of this deposit to cover the minimum return deficiency.  As of May 7, 2009 the balance of this security deposit is $31,957.

(7)

On April 24, 2009, we did not receive the $2,193 payment due from Crestline under this agreement.  On May 7, 2009, we applied $2,193 of this deposit to cover the minimum return deficiency.  As of May 7, 2009 the balance of this security deposit is $26,315.

(8)	A single $36,872 deposit secures InterContinental’s obligations under the InterContinental No. 1, No. 3 and No. 4 portfolios.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

SUMMARY OF OPERATING AGREEMENTS

(dollars in thousands)

Operating Agreement	InterContinental (no. 3)	InterContinental (no. 4)	Hyatt	Carlson	TA (no. 1)	TA (no. 2)	Total / Range / Average (all investments)

Number of Properties	14	10	22	11	145	40	474

Number of Rooms / Suites	4,139	2,937	2,725	2,096	(1)	--	42,881 (1)

Property Brands	InterContinental® / Crowne Plaza® / Holiday Inn® / Staybridge Suites®	Crowne Plaza® / Staybridge Suites®	AmeriSuites® / Hyatt PlaceTM	Radisson Hotels & Resorts® / Park Plaza® Hotels & Resorts / Country Inn & Suites by CarlsonSM	TravelCenters of America®	Petro Stopping Centers®	17 Brands

Number of States	7 plus Ontario and Puerto Rico	5	14	7	39	25	44 plus Ontario and Puerto Rico

Manager	Subsidiaries of InterContinental	Subsidiaries of InterContinental	Subsidiary of Hyatt	Subsidiary of Carlson	TA	TA	5 Managers

Tenant	Our TRS and a subsidiary of InterContinental	Our TRS	Our TRS	Our TRS	Subsidiary of TA	Subsidiary of TA	5 Tenants

Investment at March 31, 2009 (2)	$512,373	$245,186	$299,342	$202,251	$1,835,192	$705,506	6,413,460

End of Current Term	2029	2030	2030	2030	2022	2024	2010-2031

Renewal Options (3)	2 for 15 years each	2 for 15 years each	2 for 15 years each	2 for 15 years each	N/A	2 for 15 years each

Annual Minimum Return / Minimum Rent	$44,258	$21,542	$21,777	$12,920	$163,953 (4)(5)	$66,177 (4)	$580,071

Additional Return (6)	$3,458	$1,750	50% of cash flow in excess of minimum return (7)	50% of cash flow in excess of minimum return (7)	--	--	$15,919

Percentage Return / Rent (8)	7.5% of revenues above 2006/07 revenues	7.5% of revenues above 2007 revenues	--	--	3% of non-fuel revenues and 0.3% of fuel revenues above 2011 revenues	3% of non-fuel revenues and 0.3% of fuel revenues above 2012 revenues

Security Deposit	$36,872 (9)	$36,872 (9)	--	--	--	--	$169,344

Other Security Features	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by Hyatt; parent minimum net worth requirement	Limited guarantee provided by Carlson; parent minimum net worth requirement	TA guarantee	TA guarantee

(1)	18 of our TA properties include hotels. The rooms associated with these hotels have been excluded from total hotel rooms.
(2)	Excludes expenditures made from FF&E reserves funded from hotel operations, but includes amounts funded by us separately.
(3)	Renewal options may be exercised by the manager or tenant for all, but not less than all, of the properties within each combination.
(4)

Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5 million per month of rent under the two leases for the period July 1, 2008 until December 31, 2010. For the three months ended March, 31, 2009, TA deferred $15 million in rents. TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral.

(5)	The amount of minimum rent payable to us by TA is scheduled to increase to $167,641, $172,605 and $177,672 in 2010, 2011 and 2012, respectively.
(6)

These management agreements provide for annual additional return payments in the amount listed, to the extent of available cash flow after payment of operating costs, funding of the FF&E reserve, payment of our minimum return and payment of certain management fees. These amounts are not guaranteed or secured by deposits.

(7)

These management agreements provide for payment to us of 50% of available cash flow after payment of operating costs, funding the FF&E reserve, payment of our minimum return and reimbursement to the managers of working capital and guaranty advances, if any.

(8)	Each management contract or lease provides for payment to us of a percentage of increases in total property sales over a base year level as additional return or rent.
(9)	A single $36,872 deposit secures InterContinental’s obligations under the InterContinental No. 1, No. 3 and No. 4 portfolios.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

PORTFOLIO BY OPERATING AGREEMENT, MANAGER AND BRAND

(dollars in thousands)

		Percent of		Percent of				Annual	Percent of
	Number of	Number of	Number of	Number of		Percent of	Investment per	Minimum	Minimum
	Properties	Properties	Rooms / Suites (1)	Rooms / Suites (1)	Investment (2)	Investment	Room / Suite	Return / Rent	Return / Rent
By Operating Agreement:
InterContinental (no. 1)	31	7%	3,844	9%	$436,708	7%	$114	$37,882	7%
InterContinental (no. 2)	76	16%	9,220	21%	589,405	9%	64	50,000	9%
InterContinental (no. 3)	14	3%	4,139	10%	512,373	8%	124	44,258	8%
InterContinental (no. 4)	10	2%	2,937	7%	245,186	4%	83	21,542	3%
Marriott (no. 1)	53	11%	7,610	18%	590,160	9%	78	58,878	9%
Marriott (no. 2)	18	4%	2,178	5%	211,836	3%	97	21,165	3%
Marriott (no. 3)	34	7%	5,020	12%	427,544	7%	85	44,200	8%
Marriott (no. 4)	19	4%	2,756	6%	274,222	4%	100	28,508	5%
Marriott (no. 5)	1	-	356	1%	83,735	1%	235	8,811	2%
Hyatt	22	5%	2,725	6%	299,342	5%	110	21,777	4%
Carlson	11	2%	2,096	5%	202,251	3%	96	12,920	2%
TA (no. 1) (3)(4)	145	31%	N/A	N/A	1,835,192	29%	N/A	163,953	29%
TA (no. 2) (3)	40	8%	N/A	N/A	705,506	11%	N/A	66,177	11%
Total	474	100%	42,881	100%	$6,413,460	100%	$90	$580,071	100%

By Manager:
InterContinental	131	28%	20,140	47%	$1,783,672	28%	$89	$153,682	26%
Marriott International	125	27%	17,920	42%	1,587,497	24%	89	161,562	28%
Hyatt	22	5%	2,725	6%	299,342	5%	110	21,777	4%
Carlson	11	2%	2,096	5%	202,251	3%	96	12,920	2%
TA (3)(4)	185	38%	N/A	N/A	2,540,698	40%	N/A	230,130	40%
Total	474	100%	42,881	100%	$6,413,460	100%	$90	$580,071	100%

By Brand:
AmeriSuites® / Hyatt PlaceTM	22	5%	2,725	6%	$299,342	5%	$110
Candlewood Suites®	76	16%	9,220	22%	589,387	9%	64
Country Inn & Suites by CarlsonSM	5	1%	753	2%	74,827	1%	99
Courtyard by Marriott®	71	15%	10,281	24%	850,617	13%	83
Crowne Plaza®	12	3%	4,406	10%	371,431	6%	84
Holiday Inn®	3	1%	697	2%	36,010	1%	52
InterContinental®	5	1%	1,479	3%	309,949	5%	210
Marriott Hotels®	3	1%	1,349	3%	154,316	2%	114
Park Plaza® Hotels & Resorts	1	0%	209	0%	11,533	0%	55
Radisson Hotels & Resorts®	5	1%	1,134	3%	115,890	2%	102
Residence Inn by Marriott®	37	8%	4,695	11%	457,552	7%	97
SpringHill Suites by Marriott®	2	0%	264	1%	20,880	0%	79
Staybridge Suites®	35	7%	4,338	10%	476,895	7%	110
TownePlace Suites by Marriott®	12	3%	1,331	3%	104,133	2%	78
TravelCenters of America®	145	30%	N/A	N/A	1,835,192	29%	N/A
Petro Stopping Centers®	40	8%	N/A	N/A	705,506	11%	N/A
Total	474	100%	42,881	100%	$6,413,460	100%	$90

(1)   18 of our TA properties include a hotel. The rooms associated with these hotels have been excluded from total hotel rooms.

(2)   Includes intangibles acquired by us at the time of the our investments in the TA lease no. 1 of 145 TravelCenters of America properties. Excludes expenditures made from FF&E reserves funded from hotel operations, but includes amounts separately funded by us.

(3)   Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5 million per month of rent under the two leases for the period July 1, 2008 until December 31, 2010. As of March 31, 2009, TA deferred $45 million in rents. TA rents presented in this report represent their contractural obligation and do not reflect any rent deferral.

(4)   The amount of annual minimum rent payable to us by TA is scheduled to increase to $167,641, $172,605 and $177,672 in 2010, 2011 and 2012, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

OPERATING STATISTICS BY HOTEL OPERATING AGREEMENT

	No. of	No. of Rooms /	First Quarter (1)
	Hotels	Suites	2009	2008	Change
ADR
InterContinental (no. 1)	31	3,844	$108.18	$115.06	-6.0%
InterContinental (no. 2)	76	9,220	67.53	72.18	-6.4%
InterContinental (no. 3)	14	4,139	130.49	147.76	-11.7%
InterContinental (no. 4)	10	2,937	100.62	115.16	-12.6%
Marriott (no. 1)	53	7,610	117.52	128.78	-8.7%
Marriott (no. 2)	18	2,178	108.66	121.96	-10.9%
Marriott (no. 3)	34	5,020	104.24	110.80	-5.9%
Marriott (no. 4)	19	2,756	115.96	128.59	-9.8%
Marriott (no. 5)	1	356	213.97	235.91	-9.3%
Hyatt	22	2,725	98.01	108.07	-9.3%
Carlson	11	2,096	95.77	110.90	-13.6%
Total	289	42,881	$102.42	$112.34	-8.8%

OCCUPANCY
InterContinental (no. 1)	31	3,844	63.6%	71.9%	-8.3 pt
InterContinental (no. 2)	76	9,220	60.5%	69.6%	-9.1 pt
InterContinental (no. 3)	14	4,139	67.3%	73.5%	-6.2 pt
InterContinental (no. 4)	10	2,937	59.6%	68.7%	-9.1 pt
Marriott (no. 1)	53	7,610	53.8%	62.8%	-9.0 pt
Marriott (no. 2)	18	2,178	62.2%	66.2%	-4.0 pt
Marriott (no. 3)	34	5,020	57.5%	67.2%	-9.7 pt
Marriott (no. 4)	19	2,756	61.0%	70.9%	-9.9 pt
Marriott (no. 5)	1	356	73.3%	83.1%	-9.8 pt
Hyatt	22	2,725	60.7%	65.7%	-5.0 pt
Carlson	11	2,096	56.3%	65.6%	-9.3 pt
Total	289	42,881	59.9%	68.3%	-8.4 pt

RevPAR
InterContinental (no. 1)	31	3,844	$68.80	$82.73	-16.8%
InterContinental (no. 2)	76	9,220	40.86	50.24	-18.7%
InterContinental (no. 3)	14	4,139	87.82	108.60	-19.1%
InterContinental (no. 4)	10	2,937	59.97	79.11	-24.2%
Marriott (no. 1)	53	7,610	63.23	80.87	-21.8%
Marriott (no. 2)	18	2,178	67.59	80.74	-16.3%
Marriott (no. 3)	34	5,020	59.94	74.46	-19.5%
Marriott (no. 4)	19	2,756	70.74	91.17	-22.4%
Marriott (no. 5)	1	356	156.84	196.04	-20.0%
Hyatt	22	2,725	59.49	71.00	-16.2%
Carlson	11	2,096	53.92	72.75	-25.9%
Total	289	42,881	$61.35	$76.73	-20.0%

(1)          Includes data for the calendar periods indicated, except for our Marriott® branded hotels, which include data for comparable fiscal periods.

“ADR” is average daily rate; “RevPAR” is revenue per available room.  All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods.  We have not independently verified our managers’ and tenants’ operating data.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

COVERAGE BY OPERATING AGREEMENT (1)

For the Twelve Months Ended (2)
Operating Agreement	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
InterContinental (no. 1)	1.03x	1.13x	1.15x	1.14x	1.12x
InterContinental (no. 2)	1.25x	1.38x	1.42x	1.42x	1.42x
InterContinental (no. 3)	1.08x	1.23x	1.32x	1.36x	1.37x
InterContinental (no. 4)	0.82x	1.02x	1.15x	1.18x	1.30x
Marriott (no. 1)	1.34x	1.47x	1.56x	1.60x	1.62x
Marriott (no. 2)	1.05x	1.13x	1.21x	1.20x	1.25x
Marriott (no. 3)	1.09x	1.17x	1.24x	1.26x	1.26x
Marriott (no. 4)	1.04x	1.15x	1.21x	1.22x	1.23x
Marriott (no. 5)	0.23x	0.37x	0.48x	0.61x	0.76x
Hyatt	0.98x	1.07x	1.00x	0.86x	0.70x
Carlson	1.20x	1.42x	1.51x	1.61x	1.66x
TA (no. 1) (3)(4)	1.48x	1.43	1.24x	1.18x	1.20x
TA (no. 2) (3)(4)	1.57x	1.51	1.32x	1.16x	1.09x

For the Three Months Ended (2)
Operating Agreement	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
InterContinental (no. 1)	0.66x	0.87x	1.28x	1.29x	1.09x
InterContinental (no. 2)	0.80x	1.08x	1.56x	1.55x	1.32x
InterContinental (no. 3)	0.69x	0.86x	1.18x	1.59x	1.29x
InterContinental (no. 4)	0.41x	0.74x	0.95x	1.18x	1.22x
Marriott (no. 1)	0.85x	1.23x	1.58x	1.74x	1.40x
Marriott (no. 2)	0.54x	1.06x	1.36x	1.25x	0.87x
Marriott (no. 3)	0.65x	0.96x	1.30x	1.47x	1.01x
Marriott (no. 4)	0.88x	1.03x	0.95x	1.29x	1.37x
Marriott (no. 5)	0.16x	-0.01x	0.45x	0.36x	0.68x
Hyatt	0.74x	0.87x	1.13x	1.21x	1.09x
Carlson	0.77x	1.11x	1.40x	1.51x	1.66x
TA (no. 1) (3)(4)	1.12x	1.59x	1.80x	1.43x	0.88x
TA (no. 2) (3)(4)	1.19x	1.69x	1.91x	1.49x	0.93x

(1)   We define coverage as combined total property sales minus all property level expenses which are not subordinated to minimum payments to us and the required FF&E reserve contributions (which data is provided to us by our managers or tenants), divided by the minimum return or minimum rent payments due to us. For some combinations, amounts have been calculated using data for periods prior to our ownership of certain properties and prior to commencement of our operating agreements.

(2)   Includes data for the calendar periods indicated, except for our Marriott® branded hotels, which include data for comparable fiscal periods.

(3)   Includes data for periods prior to our ownership of some properties.

(4)   Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5 million per month of rent under the two leases for the period July 1, 2008 until December 31, 2010. For each of the quarters ended September 30, 2008, December 31, 2008 and March 31, 2009, TA deferred $15 million in rents. TA rent coverage ratios have been calculated based upon the contractual rent amounts and do not reflect the impact of any rent deferral.

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers’ or tenants’ operating data.

Hospitality Properties Trust

Supplemental Operating and Financial Data

March 31, 2009

OPERATING AGREEMENT EXPIRATION SCHEDULE

(dollars in thousands)

	Annualized Minimum Return / Rent		% of Annualized Minimum Return / Rent	Cumulative % of Annualized Minimum Return / Rent
2008	$-		-	-
2009	-		-	-
2010	21,165	(1)	3.6%	3.6%
2011	-		-	-
2012	58,878		10.2%	13.8%
2013	-		-	13.8%
2014	-		-	13.8%
2015	28,508	(2)	4.9%	18.7%
2016	-		-	18.7%
2017	-		-	18.7%
2018 and thereafter	471,520	(2)	81.3%	100.0%
Total	$580,071		100.0%

Weighted average remaining term	14.2 years

(1)          On November 13, 2008, we were notified that the tenant will not exercise its renewal option at the end of the current lease term.  Upon expiration of the agreement, we expect to lease the hotels to one of our taxable REIT subsidiaries; the hotel brand and management agreement with Marriott are not expected to change.

(2)          Crestline did not pay the minimum rent due in April for the lease which expires in 2015 ($28.5 million/year) and Marriott did not pay the minimum returns due in March and April to us for our management agreement which expires in 2019 ($44,200/year).  We have sent notices to Crestline and Marriott concerning these defaults and we are having discussions with Marriott about these defaults.  We have not yet determined whether we will accelerate the terminations of these contracts if these defaults are not cured.